Exhibit 99.1

At EMAK Worldwide, Inc.:

Media and investor inquiries:

Lisa Mueller
Director, Investor Relations

(323) 932-4034

EMAK Worldwide Reports Results for Second Quarter of 2006

LOS ANGELES, Aug. 3, 2006 – EMAK Worldwide, Inc. (Nasdaq: EMAK), a leading marketing services firm, today announced its financial results for the second quarter ended June 30, 2006.

Revenues were $40.1 million in the second quarter of 2006, a decrease of 31 percent from revenues of $58.1 million in the same period of the previous year.

Net loss in the second quarter of 2006 was $644,000, or $0.11 per diluted share, compared with net income of $724,000, or $0.06 per diluted share, in the same period of the previous year.

“Revenues for the second quarter were lower than the year-ago quarter primarily because of an anticipated decline in unit volumes for our largest client. Nevertheless, our efforts to streamline our corporate structure and lower costs are beginning to pay off as we reported a break-even quarter, before charges, despite this decline in revenues,” said Jim Holbrook, EMAK’s Chief Executive Officer. “We were able to reduce expenses by approximately $3.8 million during the quarter, as compared with the second quarter of 2005, and operating efficiency continues to be a key area of focus. Gross margin before gains increased nearly 300 basis points, and EBITDA before gains and charges increased eleven-fold compared to the year-ago quarter.”

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EMAK Worldwide, Inc.

Second Quarter 2006 Financial Highlights

The following table presents financial highlights for the Company’s operations for the second quarter of 2006. Full financial results, including reconciliations of GAAP to non-GAAP measures, are attached.

Results from operations
(In thousands of dollars)	Three Months Ended June 30,
	2006	% of revenues		2005	% of revenues		% change
Revenues
Agency services	7,547	18.8%		5,741	9.9%		31.5%
Promotional products	30,554	76.2%		47,911	82.5%		-36.2%
Consumer products	1,993	5.0%		4,450	7.7%		-55.2%
	40,094	100%		58,102	100%		-31.0%

Gross profit
Agency services gross profit	2,947	39.0%	*	1,869	32.6%	*	57.7%
Promotional products gross profit	7,663	25.1%	*	11,827	24.7%	*	-35.2%
Consumer products gross profit	700	35.1%	*	3,189	71.7%	*	-78.0%
	11,310	28.2%		16,885	29.1%		-33.0%

Operating expenses	11,840	29.5%		15,638	26.9%		-24.3%
Operating income (loss)	(530)	-1.3%		1,247	2.1%		-142.5%
Net income (loss)	(644)	-1.6%		724	1.2%		-189.0%

Non-GAAP financial highlights
Adjusted gross profit before gain	11,222	28.0%		14,560	25.1%		-22.9%
Adjusted consumer products gross profit before gain	612	30.7%	*	864	19.4%	*	-29.2%
Adjusted operating expenses before charges	11,056	27.6%		15,283	26.3%		-27.7%
EBITDA	(140)	-0.3%		1,925	3.3%		-107.3%
EBITDA before charges	556	1.4%		(45)	-0.1%		1335.6%
Adjusted operating income (loss) before charges	166	0.4%		(723)	-1.2%		123.0%
Adjusted net income (loss) before charges	52	0.1%		(419)	-0.7%		112.4%

*Percentage of segment revenues

Note: Adjustments to Net Income

The Company’s second quarter 2006 results include a gain of $88,000, or $0.02 per diluted share, for the reversal of a portion of a charge previously taken for minimum royalty guarantee shortfalls on consumer products licenses; a restructuring charge of $766,000, or $0.13 per diluted share, related to the restructuring of the SCI Promotion and Logistix (U.S.) agencies; and ERP reimplementation costs of $18,000. Results for the second quarter of 2005 include a gain of $2.3 million, or $0.22 per diluted share, for the reversal of a portion of a charge previously taken for minimum royalty guarantee shortfalls on consumer products licenses; a restructuring charge of $319,000, or $0.03 per diluted share, related to the elimination of a centralized management position and the wind down of Pop Rocket; and integration costs and ERP reimplementation costs combined for a net charge of $36,000. A reconciliation of these non-GAAP items to net income, including a comparison of non-GAAP financial figures, can be found in the tables attached to this press release.

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EMAK Worldwide, Inc.

Additional Financial Highlights

•

Revenues were down 31 percent from the year-ago quarter primarily due to lower Promotional Products volumes for EMAK’s largest client. The Equity Marketing agency faced a difficult comparison in the second quarter of 2006 as larger-than-average Promotional Products shipments related to two blockbuster films were recorded in the year-ago quarter. To a lesser degree, revenues were lower due to the loss of SUBWAY® as a client, declining sales levels at Logistix in the U.K. and the wind-down of the Consumer Products division. These declines in revenues were offset somewhat by increases in revenues at EMAK’s U.S.-based agencies in both the Agency Services and Promotional Products segments.

•

Domestic revenues for the quarter were $31.7 million, or 79.0 percent of revenues, and international revenues for the quarter were $8.4 million, or 21.0 percent of revenues. In the year-ago quarter, domestic revenues were $42.5 million, or 73.2 percent of revenues, and international revenues were $15.6 million, or 26.8 percent of revenues.

•

Gross profit before gains increased 290 basis points from the prior year quarter due to a higher relative mix of Agency Services revenues, which tend to carry higher margins, coupled with the year-over-year decline of Promotional Products revenues, which carry lower margins.

•	From the year-ago quarter, Agency Services gross profit increased 640 basis points due to a higher level of retainer revenues.
•

Promotional Products gross profit increased 40 basis points due to a change in sales mix, and gross profit before gains in the Consumer Products segment increased 1,130 basis points due to an improved sales mix, as its remaining toy lines are its strongest.

•

Operating expenses, before charges, increased as a percentage of revenues due to the lower level of revenues, but decreased in dollars by 27.7 percent versus the prior year quarter due to the Company’s restructuring initiatives designed to reduce overhead and streamline operations.

Financial Condition

•	The balance of cash, cash equivalents and restricted cash at June 30, 2006 was $3.3 million, a decrease of $3.0 million versus the end of last year.
•	Short-term debt was $1.4 million at the end of the second quarter. The Company had no debt at the end of 2005.

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EMAK Worldwide, Inc.

•	The Company used $2.8 million of cash from operations during the first half of 2006, versus generating $7.5 million of cash in the same period in 2005.
•	The six percent dividend payable on EMAK’s preferred stock was eliminated as of April 1, 2006, thereby preserving $375,000 in cash in the second quarter ($1.5 million annually).
•	Working capital was $9.7 million and the current ratio was 1.3, versus working capital of $12.5 million and a current ratio of 1.3 at the end of 2005.
•	The Company has adequate liquidity and capacity in its bank line to fund its anticipated working capital needs and business initiatives for at least the next 12 months.

Six-Month 2006 Financial Highlights

The following table presents financial highlights for the Company’s operations for the first six months of 2006. Full financial results, including reconciliations of GAAP to non-GAAP measures, follow at the end of the release.

Results from operations
(In thousands of dollars)	Six Months Ended June 30,
	2006	% of revenues		2005	% of revenues		% change
Revenues
Agency services	15,842	19.1%		10,173	8.8%		55.7%
Promotional products	62,440	75.4%		94,137	81.6%		-33.7%
Consumer products	4,498	5.4%		11,034	9.6%		-59.2%
	82,780	100%		115,344	100%		-28.2%

Gross profit
Agency services gross profit	4,976	31.4%	*	3,300	32.4%	*	50.8%
Promotional products gross profit	15,277	24.5%	*	23,275	24.7%	*	-34.4%
Consumer products gross profit	1,390	30.9%	*	4,759	43.1%	*	-70.8%
	21,643	26.1%		31,334	27.2%		-30.9%

Operating expenses	24,278	29.3%		30,687	26.6%		-20.9%
Operating income (loss)	(2,635)	-3.2%		647	0.6%		-507.3%
Net income (loss)	(2,732)	-3.3%		307	0.3%		-989.9%

Non-GAAP financial highlights
Adjusted gross profit before gain	21,555	26.0%		29,009	25.1%		-25.7%
Adjusted consumer products gross profit before gain	1,302	28.9%	*	2,434	22.1%	*	-46.5%
Adjusted operating expenses before charges	22,871	27.6%		29,615	25.7%		-22.8%
EBITDA	(1,798)	-2.2%		1,892	1.6%		-195.0%
EBITDA before charges	(479)	-0.6%		639	0.6%		-175.0%
Adjusted operating income (loss) before charges	(1,316)	-1.6%		(606)	-0.5%		-117.2%
Adjusted net loss before charges	(1,413)	-1.7%		(412)	-0.4%		-243.0%

*Percentage of segment revenues

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EMAK Worldwide, Inc.

Outlook

Holbrook commented on the remainder of 2006: “Sequentially, we expect that revenues for the third quarter will be slightly lower than the second, followed by a stronger fourth quarter, which is EMAK’s strongest quarter historically. Assuming we keep costs in line with revenues for the second half of 2006, we expect to approach breakeven at the EBITDA level for the full year, before charges and gains.

“As indicated previously, 2006 is a rebuilding year for EMAK, but we have clear strategic priorities. We believe we have right-sized our organizational structure for our currently anticipated level of revenues, and this should become more evident as the year progresses. We will continue to manage gross margins while proceeding with our aggressive new business initiatives. Our newly-formed Logistix agency has already made significant strides in re-positioning itself for maximum growth as a leader and innovator in product-based marketing solutions in the fast moving consumer goods industry. The agency will be implementing its brand re-launch in the U.S. later this month.

“We believe that 2006 represents a floor for EMAK. While it is too early to provide a longer-term outlook, should we experience modest sales growth in 2007, while maintaining current levels of gross margins and keeping operating expenses in line with sales growth, we expect the Company to return to profitability next year,” said Holbrook.

Second Quarter Conference Call and Webcast

The Company will host a conference call with investors and financial analysts today at 5:00 p.m. ET/2:00 p.m. PT to discuss its second quarter financial results and operational highlights. The call can be accessed live via the Internet at www.emak.com. To listen to the live call, visit the Investor Relations section (Events page) of the Web site at least 15 minutes prior to download any necessary software. For those who cannot listen to the live broadcast, an online replay will be available for 30 days at www.emak.com, or a phone replay will be available through August 10, 2006 by dialing 800-642-1687 or 706-645-9291 (international) and entering the passcode 3308926.

About EMAK Worldwide, Inc.

EMAK Worldwide, Inc. is a leading global marketing services company based in Los Angeles, with offices in Chicago, Frankfurt, London, Paris, The Netherlands, Hong Kong and Shanghai. The Company focuses on the

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EMAK Worldwide, Inc.

design and execution of strategy-based marketing programs, with particular expertise in the areas of: strategic planning and research, entertainment marketing, design and manufacturing of custom promotional products, promotion, event marketing, collaborative marketing, and environmental branding. The Company’s clients include Burger King Corporation, Frito-Lay, Kellogg, Kohl’s, Kraft, Macy’s, Miller Brewing Company and Procter & Gamble, among others. More information about EMAK Worldwide is available on the Company’s web site at www.emak.com.

Certain expectations and projections regarding the future performance of EMAK Worldwide, Inc. discussed in this news release are forward-looking and are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These expectations and projections are based on currently available competitive, financial and economic data along with the Company’s operating plans and are subject to future events and uncertainties. Management cautions the reader that the following factors, among others, could cause the Company’s actual consolidated results of operations and financial position in 2006 and thereafter to differ significantly from those expressed in forward-looking statements: the Company’s dependence on a single customer; the significant quarter-to-quarter variability in the Company’s revenues and net income; the Company’s dependence on the popularity of licensed entertainment properties and the ability to license, develop and market new products; the Company’s dependence on foreign manufacturers; the Company’s need for additional working capital; the negative results of litigation, governmental proceedings or environmental matters; and the potential negative impact of past or future acquisitions. The Company undertakes no obligation to publicly release the results of any revisions to forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The risks highlighted herein should not be assumed to be the only items that could affect the future performance of the Company.

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EMAK Worldwide, Inc.

EMAK Worldwide, Inc.
Condensed Consolidated Statements of Income
(In thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	(Unaudited)		(Unaudited)
	2006	2005	2006	2005

Revenues	$40,094	$58,102	$82,780	$115,344
Cost of sales	28,872	43,542	61,225	86,335
Minimum royalty guarantee shortfall gain	(88)	(2,325)	(88)	(2,325)
Gross profit	11,310	16,885	21,643	31,334
Operating expenses:
Salaries, wages and benefits	6,587	9,657	13,442	17,987
Selling, general and administrative	4,487	5,662	9,464	11,798
Restructuring charge	766	319	1,372	902

Total operating expenses	11,840	15,638	24,278	30,687
Income (loss) from operations	(530)	1,247	(2,635)	647
Interest expense, net	(34)	(115)	(46)	(219)
Other income (expense)	(49)	117	(3)	116
Income (loss) before provision for income taxes	(613)	1,249	(2,684)	544
Provision for income taxes	31	525	48	237
Net income (loss)	(644)	724	(2,732)	307
Preferred stock dividends	-	375	375	750
Net income (loss) available to common stockholders	$(644)	$349	$(3,107)	$(443)

Basic income (loss) per share
Income (loss) per share	$(0.11)	$0.06	$(0.53)	$(0.08)
Weighted average shares outstanding	5,838,785	5,785,202	5,822,494	5,775,570

Diluted income (loss) per share
Income (loss) per share	$(0.11)	$0.06	$(0.53)	$(0.08)
Weighted average shares outstanding	5,838,785	6,005,326	5,822,494	5,775,570

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EMAK Worldwide, Inc.

EMAK Worldwide, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

ASSETS	June 30,	December 31,
	2006	2005
	(Unaudited)	(Unaudited)
Cash and cash equivalents	$2,051	$6,315
Restricted cash	1,255	-
Accounts receivable, net	23,617	29,375
Inventories	9,918	11,246
Prepaid expenses and other current assets	3,350	3,044
CURRENT ASSETS	40,191	49,980
Fixed assets, net	3,927	3,571
Intangible assets, net	13,644	13,567
Other assets	612	626
TOTAL ASSETS	$58,374	$67,744

LIABILITIES, MANDATORILY REDEEMABLE
PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Short-term debt	$1,421	$-
Accounts payable	17,660	20,118
Accrued liabilities	11,402	17,342
CURRENT LIABILITIES	30,483	37,460
Long-term liabilities	3,753	3,956
TOTAL LIABILITIES	34,236	41,416

Mandatorily redeemable preferred stock	21,645	22,518

Common stock	-	-
Additional paid-in capital	25,794	26,422
Accumulated deficit	(8,650)	(5,918)
Accumulated other comprehensive income	3,018	2,699
Less:
Treasury stock	(17,669)	(17,669)
Unearned compensation	-	(1,724)
TOTAL STOCKHOLDERS' EQUITY	2,493	3,810
TOTAL LIABILITIES, MANDATORILY REDEEMABLE
PREFERRED STOCK AND STOCKHOLDERS' EQUITY	$58,374	$67,744

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EMAK Worldwide, Inc.

EMAK Worldwide, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
	Six Months Ended
	June 30,
	(Unaudited)
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(2,732)	$307
Adjustments to reconcile net income (loss) to
net cash provided by (used in) operating activities:
Depreciation and amortization	840	1,129
Provision for doubtful accounts	(12)	15
(Gain) loss on disposal of fixed assets	(5)	10
Amortization of restricted stock	449	483
Minimum guarantee royalty shortfall gain	(88)	(2,325)
Changes in operating assets and liabilities-
Increase (decrease) in cash and cash equivalents:
Accounts receivable	6,032	12,715
Inventories	1,429	6,845
Prepaid expenses and other current assets	(330)	(981)
Other assets	27	1,170
Accounts payable	(2,294)	(7,930)
Accrued liabilities	(5,906)	(3,446)
Long-term liabilities	(213)	(487)

Net cash provided by (used in) operating activities	(2,803)	7,505

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of fixed assets	(1,046)	(992)
Restricted cash	(1,207)	-
Proceeds from sale of fixed assets	10	976
Refund for the purchase of Upshot	-	75
Payment for purchase of Megaprint Group	(313)	(892)
Payment for purchase of Johnson Grossfield	-	(148)

Net cash used in investing activities	(2,556)	(981)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of preferred stock dividends	(375)	(750)
Proceeds from exercise of stock options	-	115
Transaction costs paid in connection with the
modification of preferred stock and warrants	(79)	-
Borrowings under line of credit	12,599	40,425
Repayment under line of credit	(11,178)	(45,575)

Net cash provided by (used in) financing activities	967	(5,785)

Net increase (decrease) in cash and cash equivalents	(4,392)	739

Effects of exchange rates on cash and cash equivalents	128	(258)

CASH AND CASH EQUIVALENTS, beginning of period	6,315	4,406

CASH AND CASH EQUIVALENTS, end of period	$2,051	$4,887

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EMAK Worldwide, Inc.

EMAK Worldwide, Inc.
EBITDA
(In thousands)

EBITDA, before charges, is calculated as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	(Unaudited)		(Unaudited)
	2006	2005	2006	2005

Net loss	$(644)	$724	$(2,732)	$307

Interest expense, net	34	115	46	219
Provision for income taxes	31	525	48	237
Depreciation	397	455	769	916
Amortization	42	106	71	213
EBITDA	(140)	1,925	(1,798)	1,892

Minimum royalty guarantee shortfall gain	(88)	(2,325)	(88)	(2,325)
Integration costs	-	23	-	68
Restructuring charge	766	319	1,372	902
ERP reimplementation costs	18	13	35	102

EBITDA, before gains and charges	$556	$(45)	$(479)	$639

EBITDA is reconciled to cash flows provided by (used in) operating activities, the most comparable measure under generally accepted accounting principles, as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	(Unaudited)		(Unaudited)
	2006	2005	2006	2005

EBITDA, before charges	$556	$(45)	$(479)	$639

Integration costs	-	(23)	-	(68)
Restructuring charge	(766)	(319)	(1,372)	(902)
ERP reimplementation costs	(18)	(13)	(35)	(102)
Interest expense, net	(34)	(115)	(46)	(219)
Provision for income taxes	(31)	(525)	(48)	(237)
Changes in operating assets and liabilities	(2,084)	3,504	(1,255)	7,886
Other, net	238	285	432	508

Net cash provided by (used in) operating activities	$(2,139)	$2,749	$(2,803)	$7,505

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EMAK Worldwide, Inc.

EMAK Worldwide, Inc.
Supplementary Information
Reconciliation of GAAP to Non-GAAP Financial Highlights
(In thousands of dollars, except per share data)

	Three Months Ended June 30, 2006
	GAAP	Special items		Non-GAAP

Gross profit	$11,310	$(88)	(a)	$11,222
Consumer products gross profit	700	(88)	(a)	612
Operating expenses	11,840	(784)	(b)	11,056
Operating income (loss)	(530)	696	(c)	166
Net loss	(644)	696	(c)	52

Diluted loss per share	$(0.11)	$0.12	(d)	$0.01

(a) Represents the reversal of a portion of a charge previously taken for minimum royalty guarantee shortfalls on several consumer products licenses.

(b) Includes a restructuring charge of $766 related to the reorganization of the SCI Promotion and Logistix (U.S.) agencies and ERP reimplementation costs of $18.

(c) Includes adjustments noted in footnotes (a) and (b).

(d) Includes adjustments noted in footnote (d) on a per share basis.

	Three Months Ended June 30, 2005
	GAAP	Special items		Non-GAAP

Gross profit	$16,885	$(2,325)	(a)	$14,560
Consumer products gross profit	3,189	(2,325)	(a)	864
Operating expenses	15,638	(355)	(b)	15,283
Operating income (loss)	1,247	(1,970)	(c)	(723)
Net income (loss)	724	(1,143)	(d)	(419)

Diluted loss per share	$0.06	$(0.19)	(e)	$(0.13)

(a) Represents the reversal of a portion of a charge previously taken for minimum royalty guarantee shortfalls on several consumer products licenses.

(b) Includes a restructuring charge of $319 related to the wind down of Pop Rocket, ERP reimplementation costs of $13 and integration costs of $23.

(c) Includes adjustments noted in footnotes (a) and (b).

(d) Includes adjustments noted in footnotes (a) and (b), net of estimated income taxes.

(e) Includes adjustments noted in footnote (d) on a per share basis.

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EMAK Worldwide, Inc.

EMAK Worldwide, Inc.
Supplementary Information
Reconciliation of GAAP to Non-GAAP Financial Highlights
(In thousands of dollars, except per share data)

	Six Months Ended June 30, 2006
	GAAP	Special items		Non-GAAP

Gross profit	$21,643	$(88)	(a)	$21,555
Consumer products gross profit	1,390	(88)	(a)	1,302
Operating expenses	24,278	(1,407)	(b)	22,871
Operating loss	(2,635)	1,319	(c)	(1,316)
Net loss	(2,732)	1,319	(c)	(1,413)

Diluted loss per share	$(0.53)	$0.23	(d)	$(0.30)

(a) Represents the reversal of a portion of a charge previously taken for minimum royalty guarantee shortfalls on several consumer products licenses.

(b) Includes a restructuring charge of $1,372 related to the wind down of Pop Rocket, the reorganization of the SCI Promotion and Logistix (U.S.) agencies, and the elimination of a centralized management position; and ERP reimplementation costs of $35.

(c) Includes adjustments noted in footnotes (a) and (b).

(d) Includes adjustments noted in footnote (d) on a per share basis.

	Six Months Ended June 30, 2005
	GAAP	Special items		Non-GAAP

Gross profit	$31,334	$(2,325)	(a)	$29,009
Consumer products gross profit	4,759	(2,325)	(a)	2,434
Operating expenses	30,687	(1,072)	(b)	29,615
Operating income (loss)	647	(1,253)	(c)	(606)
Net income (loss)	307	(719)	(d)	(412)

Diluted loss per share	$(0.08)	$(0.12)	(e)	$(0.20)

(a) Represents the reversal of a portion of a charge previously taken for minimum royalty guarantee shortfalls on several consumer products licenses.

(b) Includes a restructuring charge of $902 related to the wind down of Pop Rocket, ERP reimplementation costs of $102 and integration costs of $68.

(c) Includes adjustments noted in footnotes (a) and (b).

(d) Includes adjustments noted in footnotes (a) and (b), net of estimated income taxes.

(e) Includes adjustments noted in footnote (d) on a per share basis.

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